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                                                                     EXHIBIT 4.4

                              CARMIKE CINEMAS, INC.

                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT

         This First Amendment to the Stockholders' Agreement (this "AMENDMENT") is made and entered into as of May 9, 2003 by and among Carmike Cinemas, Inc., a Delaware corporation (the "COMPANY"), and the other parties signatory hereto (the "STOCKHOLDERS" and together with the Company, the "PARTIES"). Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Stockholders' Agreement dated as of January 31, 2002 (the "STOCKHOLDERS' AGREEMENT").

                                   WITNESSETH:

         WHEREAS, the Parties have executed a Stockholders' Agreement setting forth certain rights and obligations regarding the Stock held by the Stockholders, including an agreement to vote their Stock in favor of the election of certain designees to the Board of Directors of the Company; and

         WHEREAS, the Board of Directors of the Company has unanimously voted to amend Section 3.1 of the Amended and Restated By-Laws of Carmike Cinemas, Inc. (the "By-Laws") to increase the number of directors of the Company to twelve.

         NOW, THEREFORE, in consideration of the promises and mutual agreements, covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

         1. Section 1.1(e). Section 1.1(e) of the Stockholders' Agreement shall be amended to read in its entirety:

         one (1) member of the Board of Directors, who shall be an Independent Director, shall be designated from time to time in a writing delivered to the Company and signed by the CEO and approved by a majority of the members of the Board of Directors, provided that for purposes of the CEO designating any Board Designee pursuant to this Agreement, Mr. Roland C. Smith shall be deemed an Independent Director; and

         2. Section 1.2. Section 1.2 of the Stockholders' Agreement shall be amended to read in its entirety:

         Board Composition. Notwithstanding the foregoing, the Parties understand and agree that the Board of Directors may consist of up to twelve directors, ten of whom shall be designated as prescribed in
         Section 1.1 and two of whom may be elected according to the By-Laws. Three of the ten directors designated as prescribed in Section 1.1 shall be Independent Directors.




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         3.       Governing Law. This Amendment will be governed by and
construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

         5. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

         6. Limitation of Amendment. Except for the amendments expressly set forth above, the Stockholders' Agreement shall remain unchanged and in full force and effect.




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                                      -2-
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         IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                     THE COMPANY

                                     CARMIKE CINEMAS, INC.


                                     By: /s/ Martin A. Durant
                                        ----------------------------------
                                     Name:  Martin A. Durant
                                     Title: Senior Vice President -
                                            Finance, Treasurer and Chief
                                            Financial Officer


                                     THE STOCKHOLDERS

                                     MICHAEL W. PATRICK, AS AN INDIVIDUAL


                                     By: /s/ Michael W. Patrick
                                        ----------------------------------
                                     Name:  Michael W. Patrick


                                     GS CAPITAL PARTNERS III, L.P.
                                     By:    GS Advisors III, L.L.C.,
                                            Its General Partner


                                     By: /s/ Richard A. Friedman
                                        ----------------------------------
                                     Name:  Richard A. Friedman
                                     Title: President


                                     GS CAPITAL PARTNERS III OFFSHORE, L.P.
                                     By:    GS Advisors III, L.L.C.,
                                            Its General Partner


                                     By: /s/ Richard A. Friedman
                                        ----------------------------------
                                     Name:  Richard A. Friedman
                                     Title: President


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                                     GOLDMAN SACHS & CO. VERWALTUNGS GMBH


                                     By:


                                     By: /s/ Richard A. Friedman
                                        ----------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Attorney-in-fact


                                     BRIDGE STREET FUND 1998, L.P.
                                     BY:    Stone Street 1998, L.L.C.,
                                            Its General Partner


                                     By: /s/ Richard A. Friedman
                                        ----------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Vice President


                                     STONE STREET FUND 1998, L.P.
                                     BY:    Stone Street 1998, L.L.C.
                                            Its General Partner


                                     By: /s/ Richard A. Friedman
                                        ----------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Vice President


                                     THE JORDAN TRUST


                                     By: /s/ John W. Jordan, II
                                        ----------------------------------
                                     Name:  John W. Jordan, II
                                     Title: Trustee


                                     TJT(B)


                                     By: /s/ John W. Jordan, II
                                        ----------------------------------
                                     Name:  John W. Jordan, II
                                     Title:  Trustee

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                                     TJT(B) (BERMUDA) INVESTMENT COMPANY LTD.


                                     By: /s/ John W. Jordan, II
                                        ----------------------------------
                                     Name:  John W. Jordan, II
                                     Title:  President


                                     DAVID W. ZALAZNICK AND
                                     BARBARA ZALAZNICK, JT TEN


                                     By: /s/ David W. Zalaznick
                                        ----------------------------------
                                     Name:  David W. Zalaznick
                                     Title:  Trustee


                                     LEUCADIA INVESTORS, INC.


                                     By: /s/ Joseph A. Orlando
                                        ----------------------------------
                                     Name: Joseph A. Orlando
                                     Title: Vice President


                                     LEUCADIA NATIONAL CORPORATION


                                     By: /s/ Joseph A. Orlando
                                        ----------------------------------
                                     Name: Joseph A. Orlando
                                     Title: Vice President